                                    FORM S-8
                       __________________________________

                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C. 20549
                       __________________________________

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933


                                 WD-40 COMPANY
                                 -------------
               (Exact Name of Registrant as specified in Charter)


     California                                        95-1797918
     ----------                                        ----------
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                      Identification No.)

1061 Cudahy Place, San Diego, California                    92110
- ----------------------------------------                    -----
(Address of principal executive offices)                 (Zip Code)

            RESTATED WD-40 COMPANY 1990 INCENTIVE STOCK OPTION PLAN
            -------------------------------------------------------
                            (Full title of the plan)

                               Gerald C. Schleif
                               1061 Cudahy Place
                              San Diego, CA 92110
                              -------------------
                    (Name and address of agent for service)

                                 (619) 275-1400
                                 --------------
         (Telephone number, including area code, of agent for service)

- ---------------------------------------------------------------------------
                        CALCULATION OF REGISTRATION FEE

- ---------------------------------------------------------------------------
                                                  Proposed
Title of                          Proposed         Maximum
Securities                         Maximum        Aggregate     Amount of
to be           Amount to be      Offering        Offering     Registration
Registered       Registered    Price Per Unit       Price          Fee
- ---------------------------------------------------------------------------
No par            200,000         $39.625*       $7,987,957*     $2,754.47
common            shares
stock

*Average of high and low prices reported on NASDAQ for March 31, 1995, used for purposes of fee calculation with respect to 178,102 shares for which exercise price of options is undetermined. The exercise price for 21,898 shares underlying options granted on September 26, 1994 is $42.50. Registration Fee calculated pursuant to Rule 457(h).

                    INCORPORATION OF REGISTRATION STATEMENT
                    ---------------------------------------
                           BEARING FILE NO. 33-43174
                           -------------------------


This Registration Statement covers additional securities of the same class and relating to the same employee benefit plan as those securities registered on a previously filed Registration Statement, File No. 33-43174, the contents of which are incorporated herein by this reference.



                                    EXHIBITS

The following opinion and consent are attached as follows:

Exhibit No.         Description
- ----------          -----------

                    Opinion Re Legality:
                    -------------------
   5                Opinion of Harmsen, Carpenter, Sidell & Olson, A Law
                    Corporation, dated
                    April 3, 1995.

                    Consents of Experts and Counsel:
                    -------------------------------
  23                Consent of Price Waterhouse LLP dated
                    April 3, 1995.



                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on April 3, 1995.

                              REGISTRANT:

                              WD-40 COMPANY



                              By  /s/ Robert D. Gal
                                 -------------------------------
                                 Robert D. Gal, Treasurer
                              (Principal Financial Officer and
                              Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



                              /s/ Gerald Schleif
                              ----------------------------------
                              GERALD C. SCHLEIF, Director
                              President and Chief Executive
                              Officer
                              (Principal Executive Officer)
                              April 3, 1995



                              /s/ John S. Barry
                              ----------------------------------
                              JOHN S. BARRY, Director
                              April 3, 1995



                              /s/ Harlan F. Harmsen
                              ----------------------------------
                              HARLAN F. HARMSEN, Director
                              April 3, 1995


                              /s/ Margaret L. Roulette
                              -----------------------------------
                              MARGARET L. ROULETTE, Director
                              April 3, 1995


                              /s/ C. Fredrick Sehnert
                              ----------------------------------
                              C. FREDRICK SEHNERT, Director
                              April 3, 1995


                              /s/ Daniel W. Derbes
                              ----------------------------------
                              DANIEL W. DERBES, Director
                              April 3, 1995


                              /s/ Jack L. Heckel
                              ----------------------------------
                              JACK L. HECKEL, Director
                              April 3, 1995


                              /s/ Edward J. Walsh
                              ----------------------------------
                              EDWARD J. WALSH, Director
                              April 3, 1995


                              /s/ Mario L. Crivello
                              ----------------------------------
                              MARIO L. CRIVELLO, Director
                              April 3, 1995